JACOBS SOLUTIONS INC. POWER OF ATTORNEY FOR
EXECUTING FORMS 3, 4 AND 5


	Know all by these present, that the undersigned, hereby constitutes and appoints each of Kevin Berryman, Justin Johnson and Priya Howell, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Jacobs Solutions Inc. (the "Company"), Form 3, 4 and 5 in
accordance with Section 16(a) of the Securities Exchange Act 1934 and the rules thereunder; and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company.

(2)	do and perform any and all acts for a on behalf of the undersigned which may be necessary or desirable to complete, execute and file any such Form 3, 4 and
5, or other form or report, and timely file such forms with the Securities and
Exchange Commission and any stock exchange or similar authority; and

(3)	this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by the attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such information, terms and conditions as such attorney-in-fact may authorize or approve in such attorney-in-fact's discretion.

  	The undersigned hereby grants to each such the attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned hereby acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of September, 2022.




                                         //Shannon Miller
                                         _________________________________
                                         Shannon Miller
                                         Executive Vice President